UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.
On May 29, 2018, Unum Group (the “Company”) announced that it had completed an offering of $300,000,000 aggregate principal amount of 6.25% Junior Subordinated Notes due 2058 (the “2058 Notes”).
The 2058 Notes were offered and sold pursuant to an Underwriting Agreement, dated May 21, 2018 (the “Underwriting Agreement”), and issued by the Company under an Indenture dated as of May 29, 2018. Copies of the Underwriting Agreement, the Indenture, the form of the 2058 Notes, the opinion of Sullivan & Cromwell LLP, special counsel to the Company, relating to the validity of the 2058 Notes, and a news release concerning the offering of the 2058 Notes are attached hereto as Exhibits 1.1, 4.1, 4.2, 5.1 and 99.1, respectively.
The Notes were offered and sold under the Company’s effective registration statement on Form S-3 (File No. 333-220106) filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company has filed with the SEC a prospectus supplement, dated May 21, 2018, together with the accompanying base prospectus, dated August 22, 2017, relating to the offer and sale of the 2058 Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed with this report:

1.1	Underwriting Agreement, dated May 21, 2018, with respect to the 6.25% Junior Subordinated Notes due 2058, between Unum Group and the several underwriters named in Schedule II thereto.
4.1	Form of 6.25% Junior Subordinated Notes due 2058.
4.2	Indenture for Subordinated Debt Securities, dated as of May 29, 2018, between Unum Group and The Bank of New York Mellon Trust Company, N.A., as Trustee.
5.1	Opinion of Sullivan & Cromwell LLP, dated May 21, 2018, as to the validity of the 2058 Notes.
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
99.1	News release of Unum Group dated May 29, 2018, concerning the offering of the 2058 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 29, 2018	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary